Exhibit 10.13

AMENDMENT TO THE SPONSOR LETTER

This Amendment to that certain letter agreement, dated March 16, 2021 (the “Original Letter Agreement”), by and among Athena Technology Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Athena Technology Acquisition Corp., a Delaware corporation (the “Buyer”), and each of the undersigned individuals, each of whom is a member of the Buyer’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders,” and together with the Sponsor and the Buyer, the “Parties”) (this “Amendment and Agreement”), dated as of December 30, 2021, is entered into by and among the Sponsor, the Buyer, HelioMax Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Heliogen, Inc., a Delaware corporation (f/k/a Edisun Heliostats, Inc.) (collectively with any predecessor entities, the “Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Letter Agreement.

WHEREAS, this Amendment and Agreement is being delivered in connection with the Business Combination Agreement (as defined in Section 1(a) of this Amendment and Agreement) pursuant to which the Buyer will effectuate a business combination with the Company, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 13 of the Original Letter Agreement, the Original Letter Agreement may be amended by an instrument in writing and signed by the Parties; and

WHEREAS, in order to induce the Company to enter into the Business Combination Agreement, the Parties wish to amend the Original Letter Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment and Agreement, and the mutual promises contained in this Amendment and Agreement, and intending to be legally bound thereby, the Parties agree as follows:

1.	Certain Amendments to the Original Letter Agreement. The Original Letter Agreement is hereby amended as follows:

a. Section 7(a) and 7(b) of the Original Letter Agreement is hereby replaced in its entirety with the following:

(a) The Founder Shares owned by the Sponsor and each Insider shall not be transferable or salable until the first to occur of (x) the 180-day anniversary of the consummation of a Business Combination, (y) (a) with respect to 50% of such shares, when the closing price of the Class A Common Stock reported on the NYSE (or, if the NYSE is not the principal trading market for the Class A Common Stock on such day, then the closing or similar trading price reported on the principal national securities exchange or securities market on which the Common Stock is then traded) (“Closing Price”) is equal to or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions affecting all outstanding shares of Class A Common Stock) for any 20 trading days within any consecutive 30-trading day period following the consummation of a Business Combination, (b) with respect to 25% of such shares, when the Closing Price is equal to or exceeds $13.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions affecting all outstanding shares of Class A Common Stock) for any 20 trading days within any consecutive 30-trading day period following the consummation of a Business Combination and (c) with respect to 25% of such shares, when the Closing Price is equal to or exceeds $17.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions affecting all outstanding shares of Class A Common Stock) for any 20 trading days within any consecutive 30-trading day period following the consummation of a Business Combination, or (z) in any case, if, following a Business Combination, a change of control of the combined company resulting from the consummation of the Business Combination (such applicable period being the “Founder Lock-Up Period”). During the Founder Lock-Up Period, the Insiders shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to the Founder Shares then subject to the Founder Lock-Up Period, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares then subject to the Founder Lock-Up Period, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (a)(i) or (a)(ii).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units or Warrants (or any share of Class A Common Stock issued or issuable upon the exercise of the Private Placement Units) held by the Sponsor or each Insider, until expiration of the Founder Shares Lock-up Period (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).”

2.	Effect of Amendment. The provisions of the Original Letter Agreement, as amended by this Amendment and Agreement, remain in full force and effect. From and after the date hereof, references to “this Letter Agreement” in the Original Letter Agreement shall be deemed references to the Original Letter Agreement, as amended by this Amendment and Agreement. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in the event the Business Combination Agreement is terminated pursuant to Article IX thereof for any reason, this Amendment and Agreement shall automatically terminate and cease to be of further force and effect.

3.	Entire Agreement. This Amendment and Agreement and the Original Letter Agreement, as amended pursuant to this Amendment and Agreement, and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

4.	Miscellaneous. Sections 14, 15, 16, 17 and 18 of the Original Letter Agreement are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment and Agreement.

* * *

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment and Agreement to be duly executed as of the day and year first above written.

ATHENA TECHNOLOGY SPONSOR LLC

By:	/s/ Phyllis W. Newhouse
Name: Phyllis W. Newhouse
Title: Managing Member

By:	/s/ Isabelle D. Freidheim
Name:	Isabelle D. Freidheim

By:	/s/ Phyllis W. Newhouse
Name:	Phyllis W. Newhouse

By:	/s/ Grace Vandecruze
Name:	Grace Vandecruze

By:	/s/ Kay Koplovitz
Name:	Kay Koplovitz

By:	/s/ Annette Nazareth
Name:	Annette Nazareth

By:	/s/ Judith Rodin
Name:	Judith Rodin

By:	/s/ Janice Bryant Howroyd
Name:	Janice Byrant Howroyd

(Signature Page to Amendment to Sponsor Letter)

Acknowledged and agreed:

ATHENA TECHNOLOGY ACQUISITION CORP.

By:	/s/ Phyllis W. Newhouse
Name: Phyllis W. Newhouse
Title: Chief Executive Officer

(Signature Page to Amendment to Sponsor Letter)

Acknowledged:

Company:

Heliogen, Inc.

By:	/s/ Bill Goss
Name: Bill Gross
Title: Chief Executive Officer

(Signature Page to Amendment to Sponsor Letter)